DEAN HELLER                                              FILED # C6214-93
SECRETARY OF STATE                                         AUG 26 2004
204 NORTH CARSON STREET SUITE 1                          IN THE OFFICE OF
CARSON CITY, NEVADA 89701-4299                            /S/ DEAN HELLER
(775) 684 5708                                    DEAN HELLER SECRETARY OF STATE
WEBSITE: secretaryofstate.biz

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Certificate of Change Pursuant
      to NRS 78.209
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Important: Read attached instructions         ABOVE SPACE IS OR OFFICE USE ONLY.
before completing form.

               CERTIFICATE OF CHANGE FILED PURSUANT TO NRS 78.209
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                         FOR NEVADA PROFIT CORPORATIONS
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1.   Name of corporation:
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GATEWAY DISTRIBUTORS, LTD.
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2.   The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3.   The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
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25,000,000,000 common shares, par value $0.001 per share and 200,000,000 preferred shares, par value $0.001 per share
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4.   The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
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25,000,000 common shares, par value S0.001 per share and 200,000,000 preferred shares, par value $0.001 per share
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5.   The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
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1 share of common stock, par value $0.001 per share for each 1,000 shares of common stock, par value $0.001 per share
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6.   The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
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In lieu of any fractional shares to which a holder of the Company's common stock
[CONTINUATION ATTACHED]
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7.   Effective date of filing (optional):     9/3/04
                                         ---------------------------------------
                 (must not be later than 90 days after the certificate is filed)

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8.   OFFICER SIGNATURE: [ILLEGIBLE]                     PRESIDENT/CEO
                       ------------------------------   ------------------------
                                 Signature                      Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied           Nevada Secretary of State AM 78.209 2003
by appropriate fees.                                        Revised on: 10/24/03


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